     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2000
                                                  REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                   77-0148208
-------------------------------             -------------------------
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

3400 West Warren Avenue
   Fremont, California                            94538
-------------------------------                 ----------
(Address of Principal Executive Offices)        (Zip Code)


                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                    ----------------------------------------
                              (Full title of plan)

                              --------------------

                             C. Russell Trenary III
                             3400 West Warren Avenue
                            Fremont, California 94538
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (510) 623-9001
                     (Telephone number, including area code,
                              of agent for service)

                              --------------------

                                    Copy to:

                            John W. Kauffman, Esquire
                          Duane, Morris & Heckscher LLP
                             4200 One Liberty Place
                      Philadelphia, Pennsylvania 19103-7396

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                      Proposed               Proposed
 Title of securities         Amount to be         maximum offering       maximum aggregate          Amount of
  to be registered           registered(1)       price per share(2)      offering price(2)      registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock,                300,000 shares             $ 1.86               $ 558,000                 $ 140
par value $.001
================================================================================================================

(1) This registration statement registers shares to be offered and sold under Registrant's 2001 Employee Stock Purchase Plan. This registration statement also registers such additional shares as may be required to be issued under these plans in the event of a stock dividend, reverse stock split, split-up, reclassification and/or other similar event.

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $1.86 per share, the average of the high and low prices of the Common Stock of the Company on The Nasdaq National Market on December 26, 2000.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following material is incorporated herein by reference:

     (a) The Annual Report on Form 10-K of Sunrise Technologies International, Inc. (the "Company") for the fiscal year ended December 31, 1999 as filed by the Company with the Securities and Exchange Commission (the "Commission") on March 30, 2000;

     (b) The Company's Form 10-Q Report for the quarter ended March 31, 2000 as filed by the Company with the Commission on May 15, 2000;

     (c) The Company's Form 8-K Current Report as filed with the Commission on July 17, 2000;

     (d) The Company's Form 10-Q Report for the quarter ended June 30, 2000 as filed by the Company with the Commission on August 11, 2000;

     (e) The Company's Form 10-Q Report for the quarter ended September 30, 2000 as filed by the Company with the Commission on November 14, 2000;

     (f) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-3 filed with the Commission under the Securities Act of 1933, as amended, on February 23, 1999 (File No. 333-72829), including any amendment or report filed for the purpose of updating such description.

     All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Eric M. Fogel, a partner with the law firm of Duane Morris & Heckscher LLP, counsel for the Company, is currently the Secretary of Sunrise and certain of such firm's partners own an aggregate of 20,000 shares of common stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. The Company's Certificate of Incorporation contains a provision eliminating director liability to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director. The provision does not, however, eliminate or limit the personal liability of a director: (1) for any breach of such director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Delaware statutory provision making directors personally liable for improper payment of dividends or improper stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Company's Board protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under federal securities laws.

     Section 145 of the Delaware Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. The Company's Bylaws provide that the corporation shall, subject to limited exceptions, indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware Law. The Company's Bylaws provide further that the Company shall have the power to indemnify its other officers, employees and their agents as set forth in the Delaware Law. Such indemnification rights include reimbursement for expenses incurred by such director, executive officer, other officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware Law.

     The Company has entered into agreements with certain of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers to the fullest extent permitted under applicable law. In addition, the Company has purchased insurance containing customary terms and conditions as permitted by law on behalf of its directors and officers, which may cover liabilities under the Securities Act of 1933, as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS.

 4.1    Sunrise Technologies International, Inc. 2001 Employee Stock Purchase
        Plan.

 5.1    Opinion of Duane, Morris & Heckscher LLP.

23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5.1).

23.2    Consent of PricewaterhouseCoopers LLP, independent accountants.

24      Power of Attorney (included on the signature pages hereto).

ITEM 9. UNDERTAKINGS.

     The registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on December 28, 2000.

                                 SUNRISE TECHNOLOGIES INTERNATIONAL, INC.


                                 By: /s/ C. Russell Trenary, III
                                     ----------------------------
                                     C. Russell Trenary, III,
                                     President and Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints C. Russell Trenary and Peter E. Jansen, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                            Title                                 Date
---------                                            -----                                 ----
/s/ C. Russell Trenary, III                 President, Chief Executive Officer       December 28, 2000
------------------------------------        and Director
C. Russell Trenary, III                     (Principal Executive Officer)


/s/ Peter E. Jansen                         Vice President - Finance                 December 28, 2000
------------------------------------        Chief Financial Officer
Peter E. Jansen                             (Principal Financial Officer)

/s/ John N. Hendrick                        Chief Operating Officer and              December 28, 2000
---------------------------                 Director
John N. Hendrick

Signature                                            Title                                 Date
---------                                            -----                                 ----
/s/ R. Dale Bowerman                        Director                                 December 28, 2000
------------------------------------
R. Dale Bowerman

/s/ Alan H. Magazine                        Director                                 December 28, 2000
------------------------------------
Alan H. Magazine

/s/ Michael S. McFarland                    Director                                 December 28, 2000
-------------------------------------
Michael S. McFarland

                                  EXHIBIT INDEX

                    (PURSUANT TO ITEM 601 OF REGULATION S-K)

EXHIBIT NO.                         EXHIBIT
 4.1    Sunrise Technologies International, Inc. 2001 Employee Stock Purchase
        Plan.

 5.1    Opinion of Duane, Morris & Heckscher LLP.

23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5.1).

23.2    Consent of PricewaterhouseCoopers LLP, independent accountants.

24      Power of Attorney (included on the signature pages hereto).